SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[X]          Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

DFA Investment Dimensions Group Inc.
Dimensional Investment Group Inc.
The DFA Investment Trust Company
Dimensional Emerging Markets Value Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]           No fee required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]           Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:
____________________________________________________________

2)           Form, Schedule or Registration Statement No.:
____________________________________________________________

3)           Filing Party:
____________________________________________________________

4)           Date Filed:
____________________________________________________________

IMPORTANT NOTICE

Dear Shareholder:

We recently announced that we will be hosting a Special Meeting of Shareholders for all of the Dimensional Funds.  This meeting is scheduled for May 8, 2015 at 9 a.m. Central Time and will be held at the Funds’ offices here in Austin, Texas.  At the Meeting, shareholders will be presented with several proposals for their consideration which are designed to increase efficiencies, update certain investment limitations, and create uniformity across all Funds.  While the Dimensional Funds’ Boards firmly believe these proposals are in the best interests of all shareholders, it is you, the shareholder, who must approve them.

We offer multiple ways for you to cast your say on these matters so your voice will be heard at the meeting.  Simple instructions to do so are found below and on the enclosed voting form.  Remember, voting your proxy will help the Dimensional Funds achieve these efficiencies in the most time sensitive and cost efficient way.  If you would like to view these proposals in detail, you can find the statement at us.dimensional.com.  Once there, simply click on the “2015 Proxy Vote” link.

       Sincerely,

       David G. Booth
       Chairman and Co-Chief Executive Officer

Voting is simple and will only take a few moments of your time

1. MAIL: Complete and execute the enclosed voting form and mail it back in the postage paid envelope provided.
2. ONLINE: Simply go to the website listed on the enclosed voting form. Be sure to have the voting form handy at the time you plan on voting.
3. PHONE: Call the toll free number on the enclosed voting form and have your control number handy.
4. PHONE: Call toll-free (866) 828-6931 Monday through Friday 9 a.m. to 10 p.m. Eastern time. A representative will be happy to assist.

Do you have questions?  If you have any questions about how to vote your proxy or about the meeting in general, please call toll free (866) 828-6931.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

IMPORTANT NOTICE

Dear Shareholder:

We recently announced that we will be hosting a Special Meeting of Shareholders for all of the Dimensional Funds.  This meeting is scheduled for May 8, 2015 at 9 a.m. Central Time and will be held at the Funds’ offices here in Austin, Texas.  At the Meeting, shareholders will be presented with several proposals for their consideration which are designed to increase efficiencies, update certain investment limitations, and create uniformity across all Funds.  While the Dimensional Funds’ Boards firmly believe these proposals are in the best interests of all shareholders, it is you, the shareholder, who must approve them.

We offer multiple ways for you to cast your say on these matters so your voice will be heard at the meeting.  Simple instructions to do so are found below and on the enclosed voting form.  Remember, voting your proxy will help the Dimensional Funds achieve these efficiencies in the most time sensitive and cost efficient way.  If you would like to view these proposals in detail, you can find the statement at us.dimensional.com.  Once there, simply click on the “2015 Proxy Vote” link.

       Sincerely,

       David G. Booth
       Chairman and Co-Chief Executive Officer

Voting is simple and will only take a few moments of your time

1. MAIL: Complete and execute the enclosed voting form and mail it back in the postage paid envelope provided.
2. ONLINE: Simply go to the website listed on the enclosed voting form. Be sure to have the voting form handy at the time you plan on voting.
3. PHONE: Call the toll free number on the enclosed voting form and have your control number handy.

Do you have questions?  If you have any questions about how to vote your proxy or about the meeting in general, please call toll free (866) 828-6931.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.